EXHIBIT 99.1

China Shen Zhou Mining & Resources Announces Registered Direct Placement of Approximately $20 Million of Common Stock and Warrants

BEIJING, CHINA, Jan. 19, 2011 /PRNewswire-Asia-FirstCall/ -- China Shen Zhou Mining & Resources, Inc. ("China Shen Zhou" or the "Company”) (NYSE AMEX: SHZ), a company engaged in the exploration, development, mining and processing of fluorite, zinc, lead, copper, and other nonferrous metals in China, today announced that it has entered into a securities purchase agreement with several institutional investors for a registered direct placement of approximately $20 million of common stock at a price of $7.05 per share. The Company will issue a total of 2,836,883 shares to these institutional investors. In addition, the Company will issue warrants to the institutional investors to purchase up to 851,066 shares of common stock, which, if fully exercised for cash, would provide an additional $7.2 million in gross proceeds to the Company. The three-year warrants have an exercise price of $8.46 per share and are exercisable immediately following the closing date.

The securities were offered and sold pursuant to the Company's effective shelf registration statement and a prospectus supplement filed with the Securities and Exchange Commission.

The net proceeds from this offering will be used for general corporate purposes and working capital, including general and administrative expenses, and potential ordinary course acquisitions that complement our business. In addition, the Company will use approximately $5 million of the net proceeds from this offering for the acquisition and renovation of the mining facilities of the Xinyi Fluorite Company, Ltd.

The completion of the placement will occur on or before January 21, 2011.

FT Global Capital, Inc. acted as the exclusive placement agent in connection with the offering.

The securities in this offering are being issued under a shelf registration statement (File No. 333-171243), which was declared effective by the Securities and Exchange Commission on January 7, 2011. A prospectus supplement related to the public offering will be filed with the Securities and Exchange Commission. Copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained from FT Global Capital, Inc. by request at dpitt@ftglobalcap.com or by calling (770) 350-2698. An electronic copy of such prospectus is also available on the web site of the Securities and Exchange Commission (the "SEC") at http://www.sec.gov .

About China Shen Zhou Mining & Resources, Inc.

China Shen Zhou Mining & Resources, Inc., through its subsidiaries, is engaged in the exploration, development, mining, and processing of fluorite and nonferrous metals such as zinc, lead and copper in China. The Company has the following principal areas of interest in China: (a) fluorite extraction and processing in the Sumochaganaobao region of Inner Mongolia; (b)zinc/copper/lead exploration, mining and processing in Wulatehouqi of Inner Mongolia; and (c) zinc/copper exploration, mining and processing in Xinjiang.

For more information, please visit http://www.chinaszmg.com/

Safe Harbor Statement

Certain of the statements made in the press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding our future plans, objectives or performance. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in the People's Republic of China, variations in cash flow, fluctuation in mineral prices, risks associated with exploration and mining operations, and the potential of securing additional mineral resources, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

For more information, please contact:

Kevin Theiss/Min Liu
Investor Relations
Grayling
Tel: +1-646-284-9409
kevin.theiss@grayling.com
min.liu@grayling.com